Exhibit 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
July 24, 2006	Scott Schroeder (281) 589-4993

CABOT OIL & GAS REPORTS RECORDS:

QUARTERLY PRODUCTION AND SECOND QUARTER FINANCIALS

HOUSTON, July 24, 2006 - Cabot Oil & Gas Corporation (NYSE: COG) announced today record second quarter financial results and record quarterly equivalent production. “The 23.5 Bcfe of quarterly production is ten percent higher than last year’s comparable period and the highest ever recorded by Cabot during a quarter, highlighting the tangible results of our strategic direction,” stated Dan O. Dinges, Chairman, President and Chief Executive Officer. “The majority of the increment came from our low-risk resource plays throughout the Company.”

This strong level for both production and high commodity prices resulted in net income of $46.9 million, or $0.96 per share, compared to $35.4 million, or $0.72 per share, for the same period last year. Cash flow from operations totaled $114.4 million versus $80.1 million in the same period of 2005, while discretionary cash flow reached $111.6 million versus $79.6 million for the comparable quarter last year.

Cabot’s 2006 natural gas price realizations outperformed 2005 due to an advantageous hedge position. The Company’s 2006 second quarter realized gas price of $6.77 includes a $0.34 per Mcf pick up associated with the hedges versus $6.02 for the same period in 2005, which included a $0.61 loss associated with hedging activities. The realized oil price for the second quarter was $68.32, compared to $43.76 in last year’s comparable period. Hedges have not had an impact on 2006 realized oil prices since index prices have been within the range of our collars, while in 2005 the quarterly oil price was reduced by $6.98 per barrel. Cabot has entered into additional 2007 hedges and is approximately one-third hedged for 2007, with a weighted average natural gas floor of $8.83 per Mcf and ceiling of $12.16 per Mcf (including basis differentials), and an oil hedge collar of $60.00 to $80.00 per Bbl. (See Investor Relations tab on the website for hedge details.)

“We are extremely pleased with the operational progress in all regions, with each showing production growth, and with the improved financial results,” said Dinges. “The goal we set for 2006, to continue to position the Company toward emphasizing large scale development of reserves through drilling and a focused exploration opportunity, has proven to be a successful strategy for Cabot.”

Expenses trended higher in all categories between comparable second quarter periods. This increase was due to the continued inflation in the general industry operations and new accounting rules for stock compensation. This was partially offset by a lower corporate tax rate due to the recognition of a change in Texas state income taxes.

Year-to-Date

On a year-to-date basis, Cabot reported net income of $100.0 million, or $2.05 per share, cash flow from operations of $269.4 million and discretionary cash flow of $229.5 million. All of these compare favorably with last year’s reported levels of $56.2 million, or $1.15 per share, for net income, $188.1 million for cash flow from operations and $162.3 million in discretionary cash flow.

The six-month reporting period benefited from higher realized commodity prices along with a six percent increase in production over the first six months of 2005.

Debt increased in the second quarter primarily due to the stock buyback program which netted 666,200 shares for approximately $27.2 million, or a weighted average price of $40.81 per share during the quarter. This leaves a remaining authorization of 819,950 shares. “With the stock market valuation significantly disconnected from recent M&A activity metrics, we felt our stock was a bargain,” commented Dinges. “Additionally, we were able to purchase reserves at a level competitive with our all-in finding cost for the last two years.”

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s 2006 second quarter financial and operating results discussion with financial analysts on Monday, July 24, at 4:00pm EDT (3:00pm CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 2397294. A replay will be available through Monday, July 31, 2006. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

* * *

Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; the East and an expansion effort in Canada. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

Forward-Looking Statements

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

CABOT OIL & GAS RESULTS — Page 4

OPERATING DATA

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
Gulf Coast	8.7	7.3	15.9	14.7
West	5.7	5.7	11.1	11.4
East	5.9	5.1	11.7	10.2
Canada	0.6	0.3	1.1	0.5

Total	20.9	18.4	39.8	36.8

Crude/Condensate/Ngl
Gulf Coast	371	421	704	827
West	57	45	113	82
East	6	8	13	13
Canada	3	5	7	9

Total	437	479	837	931

Equivalent Production (Bcfe)	23.5	21.3	44.8	42.4

PRICES
Average Produced Gas Sales Price ($/Mcf)
Gulf Coast	$7.00	$6.14	$7.55	$6.09
West	$5.73	$5.47	$6.38	$5.10
East	$7.58	$6.54	$8.44	$6.44
Canada	$5.63	$4.53	$6.68	$4.95
Total (1)	$6.77	$6.02	$7.46	$5.86

Crude/Condensate Price ($/Bbl)
Gulf Coast	$68.58	$42.86	$65.17	$42.19
West	$65.92	$52.27	$63.31	$50.61
East	$66.51	$50.32	$62.68	$49.37
Canada	$84.24	$35.43	$65.15	$36.83
Total (1)	$68.32	$43.76	$64.88	$42.96

WELLS DRILLED
Gross	120	97	191	141
Net	99	77	156	105
Gross Success Rate	97%	98%	97%	94%

(1)	These realized prices include the realized impact of derivative instruments.

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CABOT OIL & GAS RESULTS — Page 5

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Operating Revenues
Natural Gas Production (1)	$141,503	$111,817	$296,670	$216,089
Brokered Natural Gas	17,495	15,520	50,314	42,012
Crude Oil and Condensate (1)	29,668	23,936	53,848	35,914
Other	2,128	611	4,730	1,943

	190,794	151,884	405,562	295,958
Operating Expenses
Brokered Natural Gas Cost	15,397	13,701	44,642	36,999
Direct Operations - Field and Pipeline	17,955	14,307	35,585	28,925
Exploration	14,797	11,362	26,411	30,731
Depreciation, Depletion and Amortization	36,675	29,755	72,190	59,822
General and Administrative (excluding Stock-Based Compensation)	9,363	7,168	18,729	15,093
Stock-Based Compensation (2)	4,152	1,532	8,635	2,567
Taxes Other Than Income	14,578	12,396	30,073	22,114

	112,917	90,221	236,265	196,251
Gain on Sale of Assets	4	59	211	59

Income from Operations	77,881	61,722	169,508	99,766
Interest Expense and Other	6,023	5,134	12,173	10,122

Income Before Income Taxes and Cumulative Effect of Accounting Change	71,858	56,588	157,335	89,644
Income Tax Expense	24,994	21,166	56,903	33,460

Income Before Cumulative Effect of Accounting Change	46,864	35,422	100,432	56,184
Cumulative Effect of Accounting Change, Net of Tax (3)	—	—	(403)	—

Net Income	$46,864	$35,422	$100,029	$56,184

Net Earnings Per Share - Basic	$0.96	$0.72	$2.05	$1.15

Weighted Average Common Shares Outstanding	48,741	48,917	48,711	48,821

(1)	See the “Impact of Mark-to-Market Accounting Requirements” table for additional information.
(2)	Includes the impact of the Company’s performance share and restricted stock amortization.

In addition, the 2006 figure includes expense related to stock options and stock appreciation rights following the adoption of SFAS 123(R).

(3)	Cumulative effect of accounting change relates to the adoption of SFAS No. 123(R), “Share Based Payment (revised 2004).”

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CABOT OIL & GAS RESULTS — Page 6

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	June 30, 2006	December 31, 2005
Assets
Current Assets	$187,591	$230,312
Property, Equipment and Other Assets	1,413,841	1,245,471
Deferred Income Taxes	26,573	19,587

Total Assets	$1,628,005	$1,495,370

Liabilities and Stockholders’ Equity
Current Liabilities	$189,943	$218,584
Long-Term Debt	330,000	320,000
Deferred Income Taxes	320,245	289,381
Other Liabilities	75,733	67,194
Stockholders’ Equity	712,084	600,211

Total Liabilities and Stockholders’ Equity	$1,628,005	$1,495,370

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Cash Flows From Operating Activities
Net Income	$46,864	$35,422	$100,029	$56,184
Cumulative Effect of Accounting Change	—	—	403	—
Unrealized (Gain) / Loss on Derivatives	—	(3,831)	—	3,681
Income Charges Not Requiring Cash	40,840	30,679	80,822	62,669
Gain on Sale of Assets	(4)	(59)	(211)	(59)
Deferred Income Tax Expense	9,139	6,056	22,032	9,078
Changes in Assets and Liabilities	4,660	430	44,771	25,792
Stock-Based Compensation Tax Benefit	(1,945)	—	(4,897)	—
Exploration Expense	14,797	11,362	26,411	30,731

Net Cash Provided by Operations	114,351	80,059	269,360	188,076

Cash Flows From Investing Activities
Capital Expenditures	(121,347)	(74,778)	(224,463)	(115,848)
Proceeds from Sale of Assets	34	122	575	710
Exploration Expense	(14,797)	(11,362)	(26,411)	(30,731)

Net Cash Used in Investing	(136,110)	(86,018)	(250,299)	(145,869)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	1,502	849	2,564	3,580
Net Increase in Debt	55,000	—	10,000	—
Purchase of Treasury Stock	(27,187)	—	(27,187)	(571)
Stock-Based Compensation Tax Benefit	1,945	—	4,897	—
Dividends Paid	(1,956)	(1,957)	(3,902)	(3,296)

Net Cash Provided by / (Used in) Financing	29,304	(1,108)	(13,628)	(287)

Net Increase / (Decrease) in Cash and Cash Equivalents	$7,545	$(7,067)	$5,433	$41,920

CABOT OIL & GAS RESULTS — Page 7

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
As Reported - Net Income	$46,864	$35,422	$100,029	$56,184
Reversal of Selected Items, Net of Tax:
Gain on Sale of Assets	(2)	(36)	(131)	(36)
Unrealized (Gain) / Loss on Derivatives	—	(2,370)	—	2,277
Cumulative Effect of Accounting Change	—	—	403	—

Net Income Including Reversal of Selected Items	$46,862	$33,016	$100,301	$58,425

As Reported - Net Earnings Per Share	$0.96	$0.72	$2.05	$1.15
Per Share Impact of Reversing Selected Items	—	(0.05)	0.01	0.05

Net Earnings Per Share Including Reversal of Selected Items	$0.96	$0.67	$2.06	$1.20

Weighted Average Common Shares Outstanding	48,741	48,917	48,711	48,821

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Discretionary Cash Flow
As Reported - Net Income	$46,864	$35,422	$100,029	$56,184
Plus:
Cumulative Effect of Accounting Change	—	—	403	—
Unrealized (Gain) / Loss on Derivatives	—	(3,831)	—	3,681
Income Charges Not Requiring Cash	40,840	30,679	80,822	62,669
Gain on Sale of Assets	(4)	(59)	(211)	(59)
Deferred Income Tax Expense	9,139	6,056	22,032	9,078
Exploration Expense	14,797	11,362	26,411	30,731

Discretionary Cash Flow	111,636	79,629	229,486	162,284
Plus: Changes in Assets and Liabilities	4,660	430	44,771	25,792
Less: Stock-Based Compensation Tax Benefit	(1,945)	—	(4,897)	—

Net Cash Provided by Operations	$114,351	$80,059	$269,360	$188,076

Net Debt Reconciliation

(In thousands)

	June 30, 2006	December 31, 2005
Current Portion of Long-Term Debt	$20,000	$20,000
Long-Term Debt	330,000	320,000

Total Debt	$350,000	$340,000
Stockholders’ Equity	712,084	600,211

Total Capitalization	$1,062,084	$940,211

Total Debt	$350,000	$340,000
Less: Cash and Cash Equivalents	(16,059)	(10,626)

Net Debt	$333,941	$329,374

Net Debt	$333,941	$329,374
Stockholders’ Equity	712,084	600,211

Total Adjusted Capitalization	$1,046,025	$929,585

Total Debt to Total Capitalization Ratio	33.0%	36.2%
Less: Impact of Cash and Cash Equivalents	1.1%	0.8%

Net Debt to Adjusted Capitalization Ratio	31.9%	35.4%

CABOT OIL & GAS RESULTS — Page 8

Impact of Mark-to-Market Accounting Requirements

(In thousands)

	Quarter Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Unrealized Gain/ (Loss) on Derivatives (1)
Natural Gas	$—	$782	$—	$222
Crude Oil	—	3,049	—	(3,903)

Incentive Stock Compensation Expense (2)	(4,152)	(1,532)	(9,284)	(2,567)

Mark-to-Market Impact, Before Income Tax	$(4,152)	$2,299	$(9,284)	$(6,248)
Mark-to-Market Impact, Income Tax	1,578	(877)	3,528	2,383

Mark-to-Market Impact on Net Income	$(2,574)	$1,422	$(5,756)	$(3,865)

(1)	These amounts represent the unrealized loss associated with the mark-to-market valuation of open positions which do not qualify for hedge accounting or are ineffective. These amounts are reflected in the respective line items of Operating Revenues. Therefore, the computation of our reported realized commodity prices can be obtained by adding the loss or subtracting the gain from the respective Operating Revenues line item and dividing by reported production.

(2)	See Company’s Form 10-Q and Form 10-K for descriptions of incentive stock compensation awards.